FHLBank Topeka is pleased to announce the results of the 2008 board of directors’ election. Elections for member directors were conducted in two of the four states in FHLBank Topeka’s district. Two incumbent directors were re-elected to FHLBank’s board of directors:

- Michael M. Berryhill, Chairman, President and CEO, Morgan Federal Bank, Fort Morgan, Colo.

- Ronald K. Wente, President and CEO, Golden Belt Bank, Ellis, Kan.

Mr. Berryhill became a director of FHLBank Topeka in January 2003. He has been chairman of the board of directors, president and CEO of Morgan Federal Bank, Fort Morgan, Colorado, since 1993.

Mr. Wente joined Golden Belt Bank in 1973. He began serving as president and chief executive officer in 1974. He has served as chairman of FHLBank’s board of directors since 2000.

Elections are ongoing in all four states for independent directors. Independent director ballots are due by Dec. 17 with results to be announced Dec. 30. Questions about the independent director election or member election results can be directed to Patrick C. Doran, senior vice president and general counsel, at 785.438.6054, or pat.doran@fhlbtopeka.com.

2008 Federal Home Loan Bank of Topeka Board of Directors Election Results

COLORADO
(Total Voting Shares Cast — 664,875; Number of Votes Cast — 97)
Elected – Michael M. Berryhill, Chairman, President and CEO, Morgan Federal Bank, Fort Morgan, Colo.
Total Shares - 541,744 or 81%
Term Expires - 12/31/2012

Sundie L. Seefried, President and CEO, Eagle Legacy Credit Union, Arvada, Colo.
Total Shares — 123,131 or 19%

KANSAS
(Total Voting Shares Cast — 881,159; Number of Votes Cast — 169)
Elected – Ronald K. Wente, President and CEO, Golden Belt Bank, Ellis, Kan.
Total Shares - 750,922 or 85%
Term Expires - 12/31/2012

Jon W. Pope, President, Peoples State Bank, McDonald, Kan.
Total Shares — 130,237 or 15%